UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2019

Tyson Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 West Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 25, 2019, Tyson Foods, Inc. (the “Company”) announced that Sally Grimes, Group President, Prepared Foods has provided notice of her intent to leave the Company. Ms. Grimes will continue to serve in her role as Group President, Prepared Foods of the Company until such time as her successor is named and will continue to be employed by the Company through an appropriate transition period.
The Company anticipates entering into a separation and release agreement (the “Separation and Release Agreement”) with Ms. Grimes on or about her separation date from the Company. Pursuant to the anticipated Separation and Release Agreement, Ms. Grimes will be entitled to receive the following: (i) her annual base salary of $850,000 for 24 months following her separation from the Company, to be paid in equal, bi-weekly installments; (ii) her 2019 annual performance incentive payment under the Company’s annual performance incentive plan, if any, dependent on the Company’s attainment of the fiscal 2019 performance goals established by the Compensation and Leadership Development Committee; (iii) if her departure occurs after the end of fiscal year 2019, a prorated portion of her target 2020 annual performance incentive payment for the portion of fiscal year 2020 in which she remains employed by the Company; (iv) with respect to restricted stock with performance criteria and performance stock awards held by Ms. Grimes as of her separation date, the awards will vest on a pro-rata basis determined by taking the total number of days Ms. Grimes was employed during the vesting period divided by the total number of days of the same period, but only to the extent the applicable performance criteria are satisfied; (v) with respect to stock options held by Ms. Grimes as of her separation date, such grants will vest in accordance with the applicable grant agreement (such grants made prior to 2018 will vest 100% and such grants made in 2018 and later will vest on a pro-rata basis), and Ms. Grimes will have one year from such separation date to exercise the vested options granted prior to 2018 and three years from such separation date to exercise the vested options granted in 2018 and later; and (vi) Company-subsidized health coverage for up to 24 months for Ms. Grimes and her eligible dependents. Upon her separation date, Ms. Grimes will also be entitled to receive accrued benefit amounts payable pursuant to the Company’s qualified retirement plan, the Employee Stock Purchase Plan and non-qualified plans, in accordance with the terms thereof. In exchange for these benefits, it is anticipated that Ms. Grimes will agree to certain customary non-competition, non-solicitation, confidentiality and release provisions in favor of the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: February 25, 2019	By:	/s/ R. Read Hudson

	Name:	R. Read Hudson
	Title:	Senior Vice President, Associate General Counsel and Secretary